Exhibit 99.1
For Immediate Release

Hasbro Reports Financial Results for the Third Quarter 2015

·	Third quarter 2015 revenues of $1.47 billion; Absent a negative $132.4 million impact of foreign exchange, third quarter 2015 revenues grew 9%;
·	U.S. and Canada segment revenues up 5%; International segment revenues increased 14% absent foreign exchange; Entertainment and Licensing segment revenues decreased 2% year-over-year;
·	The Boys and Preschool categories grew in the quarter; Absent the negative impact of foreign exchange, Franchise Brands grew 4% in the quarter;
·	Net earnings of $207.6 million or $1.64 per diluted share; Adjusted net earnings of $200.5 million or $1.58 per diluted share, excluding the sale of manufacturing operations;
·
Operating cash flow of $497.1 million over the trailing twelve month period; $551.3 million of cash at quarter end; Returned $83.5 million to shareholders through dividend and share repurchase in the third quarter.

Pawtucket, R.I., October 19, 2015 -- Hasbro, Inc. (NASDAQ: HAS) today reported financial results for the third quarter 2015.  Net revenues for the third quarter 2015 were $1.47 billion, flat with $1.47 billion in 2014.  Absent a negative $132.4 million impact from foreign exchange, net revenues increased 9%.

Net earnings for the third quarter 2015 were $207.6 million, or $1.64 per diluted share, compared to $180.5 million, or $1.40 per diluted share, in 2014.  Adjusted net earnings for the third quarter 2015 were $200.5 million, or $1.58 per diluted share. These exclude a pre-tax gain of $9.9 million, or $0.06 per diluted share, from the sale of the Company's manufacturing operations in East Longmeadow, MA and Waterford, Ireland.  This compared to adjusted net earnings for the third quarter 2014 of $187.8 million, or $1.46 per diluted share, which excluded a pre-tax charge of $11.6 million, or $0.06 per diluted share, related to the restructuring of the Company's investment in its television joint venture.

"Strong global consumer demand across Hasbro Franchise Brands and Partner Brands drove continued momentum in our business," said Brian Goldner, Hasbro's Chairman, President and Chief Executive Officer.  "Brand innovation and superior market execution delivered not only underlying revenue growth, but higher profitability in a very challenging foreign exchange environment.  We have innovative play experiences and marketing initiatives across brands, demographics and geographies this holiday season and remain focused on executing and investing for continued growth in future years."

"Throughout 2015, our teams have positioned Hasbro to succeed in a very challenging environment," said Deborah Thomas, Hasbro's Chief Financial Officer.  "Tremendous innovation across brands and a strong entertainment slate has driven favorable product mix and underlying profit gains.  Through the third quarter, pricing and hedging programs have protected our margins, but only through the strong execution of the team will we continue to deliver against our objective to expand operating profit margin over time.  We also continue to invest in future innovation and systems, which positions us for long-term growth and shareholder value creation."

Third Quarter 2015 Major Segment Performance

	Net Revenues ($ Millions)			Operating Profit ($ Millions)
	Q3 2015	Q3 2014	% Change	Q3 2015	Q3 2014	% Change
U.S. and Canada	$803.8	$764.3	+5%	$187.1	$169.9	+10%
International	$612.6	$649.3	-6%	$114.2	$116.5	-2%
Entertainment and Licensing	$52.1	$53.4	-2%	$16.2	$0.5	+3,195%

U.S. and Canada Segment net revenues increased 5% to $803.8 million compared to $764.3 million in 2014.  The Segment's results reflect growth in the Boys and Preschool categories, which was partially offset by a decline in the Games and Girls categories.  Absent the 1% or $5.4 million negative impact of foreign exchange, the U.S. and Canada segment increased 6%.  The U.S. and Canada Segment reported operating profit of $187.1 million, up 10% compared to $169.9 million in 2014.

International Segment net revenues were $612.6 million compared to $649.3 million in 2014.  Growth in the Boys and Preschool categories were more than offset by declines in the Games and Girls categories.  On a regional basis, the negative impact of foreign currency resulted in revenue declines in Europe, Latin America and Asia Pacific.  Emerging markets revenues declined 15% in the quarter.  Excluding an unfavorable $126.7 million impact of foreign exchange, net revenues in the International Segment grew 14%, increasing 15% in Europe, 14% in Latin America and 9% in Asia Pacific.  Emerging markets increased approximately 12% absent the impact of foreign exchange.  Foreign exchange also negatively impacted operating profit.  As reported, International Segment operating profit of $114.2 million was down 2%, compared to $116.5 million in 2014.  Excluding the negative impact of foreign exchange, operating profit was $133.0 million, a 14% increase versus 2014.

Entertainment and Licensing Segment net revenues declined 2% to $52.1 million compared to $53.4 million in 2014.  The decline in revenue was primarily driven by a difficult comparison with TRANSFORMERS: AGE OF EXTINCTION entertainment and licensing revenue last year.  The Entertainment and Licensing Segment reported an increase in operating profit to $16.2 million compared to $0.5 million in 2014.  In 2014, operating profit was negatively impacted by the acceleration of certain programming amortization costs.

Third Quarter 2015 Product Category Performance

	Net Revenues ($ Millions)
	Q3 2015	Q3 2014	% Change	Nine Months 2015	Nine Months 2014	% Change
Boys	$593.1	$478.5	+24%	$1,206.1	$1,062.1	+14%
Games	$363.5	$395.2	-8%	$810.7	$841.4	-4%
Girls	$294.8	$407.7	-28%	$539.4	$710.2	-24%
Preschool	$219.6	$188.5	+17%	$425.9	$364.8	+17%

Third quarter 2015 net revenues in the Boys category increased 24% to $593.1 million.  The retail launch of STAR WARS: THE FORCE AWAKENS product along with growth in Franchise Brand NERF and the positive contribution from JURASSIC WORLD products drove the strong year-over-year growth. These gains more than offset the decline in TRANSFORMERS, which faced difficult comparisons versus 2014 shipments in support of the theatrical release of TRANSFORMERS: AGE OF EXTINCTION.

Games category revenues declined 8% in the quarter to $363.5 million.  Growth in Franchise Brand MONOPOLY and initial shipments of PLAYMATION MARVEL'S AVENGERS were more than offset by declines in Franchise Brand MAGIC: THE GATHERING and several other games.

The Girls category revenues declined 28% in the third quarter 2015 to $294.8 million.   FURBY continued to drive this decline along with relatively smaller declines in Franchise Brand MY LITTLE PONY, and a decline in FURREAL FRIENDS.  Growth in PLAY-DOH DOHVINCI and shipments of DISNEY'S DESCENDANTS partially offset the revenue declines in other Girls' brands.

Preschool category revenues increased 17% in the third quarter 2015 to $219.6 million.  Growth in Franchise Brand PLAY-DOH, along with shipments of PLAYSKOOL HEROES STAR WARS GALACTIC HEROES and JURASSIC WORLD as well as the launch of PLAYSKOOL FRIENDS MY LITTLE PONY more than offset revenue declines in core PLAYSKOOL products.

Dividend and Share Repurchase

The Company paid $57.5 million in cash dividends to shareholders during the third quarter 2015.  The next quarterly cash dividend payment of $0.46 per common share is scheduled for November 16, 2015 to shareholders of record at the close of business on November 2, 2015.

During the third quarter, Hasbro repurchased 338,077 shares of common stock at a total cost of $26.0 million and an average price of $76.88 per share.  Through the first three quarters, the Company repurchased 1.09 million shares of common stock at a total cost of $72.8 million and an average price of $67.07 per share.  At quarter-end, $491.3 million remained available in the current share repurchase authorization.

Conference Call Webcast

Hasbro will webcast its third quarter 2015 earnings conference call at 8:30 a.m. Eastern Time today.  To listen to the live webcast and access the accompanying presentation slides, please go to http://investor.hasbro.com.   The replay of the call will be available on Hasbro's web site approximately 2 hours following completion of the call.

About Hasbro
About Hasbro: Hasbro (NASDAQ: HAS) is a global company committed to Creating the World's Best Play Experiences, by leveraging its beloved brands, including LITTLEST PET SHOP, MAGIC: THE GATHERING, MONOPOLY, MY LITTLE PONY, NERF, PLAY-DOH and TRANSFORMERS, and premier partner brands. From toys and games, television programming, motion pictures, digital gaming and lifestyle licensing, Hasbro fulfills the fundamental need for play and connection with children and families around the world. The Company's Hasbro Studios and its film label, ALLSPARK PICTURES, create entertainment brand-driven storytelling across mediums, including television, film, digital and more. Through the Company's commitment to corporate social responsibility, including philanthropy, Hasbro is helping to build a safe and sustainable world and to positively impact the lives of millions of children and families. Learn more at www.hasbro.com, and follow us on Twitter (@Hasbro & @HasbroNews) and Instagram (@Hasbro).

© 2015 Hasbro, Inc. All Rights Reserved.

Certain statements in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include expectations concerning the Company's potential performance in the future, including with respect to anticipated future benefits from investments in the Company's business and strategic efforts to grow the Company's brand portfolio and content delivery over the longer-term, and the Company's ability to achieve its other financial and business goals and may be identified by the use of forward-looking words or phrases. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Specific factors that might cause such a difference include, but are not limited to: (i) the Company's ability to design, develop, produce, manufacture, source and ship products on a timely and cost-effective basis, as well as interest in and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover the Company's costs; (ii) downturns in economic conditions affecting the Company's markets which can negatively impact the Company's retail customers and consumers, and which can result in lower employment levels, lower consumer disposable income and spending, including lower spending on purchases of the Company's products; (iii) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (iv) potential difficulties or delays the Company may experience in implementing cost savings and efficiency enhancing initiatives; (v) other economic and public health conditions or regulatory changes in the markets in which the Company and its customers and suppliers operate which could create delays or increase the Company's costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (vi) currency fluctuations, including movements in foreign exchange rates, which can lower the Company's net revenues and earnings, and significantly impact the Company's costs; (vii) the concentration of the Company's customers, potentially increasing the negative impact to the Company of difficulties experienced by any of the Company's customers or changes in their purchasing or selling patterns; (viii) consumer interest in and acceptance of the Discovery Family Channel, and programming created by Hasbro Studios, and other factors impacting the financial performance of the network and Hasbro Studios; (ix) the inventory policies of the Company's retail customers, including retailers' potential decisions to lower their inventories, even if it results in lost sales, as well as the concentration of the Company's revenues in the second half and fourth quarter of the year, which coupled with reliance by retailers on quick response inventory management techniques increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve compressed shipping schedules; (x) delays, increased costs or difficulties associated with any of our or our partners' planned digital applications or media initiatives; (xi) work disruptions, which may impact the Company's ability to manufacture or deliver product in a timely and cost-effective manner; (xii) the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; (xiii) the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to offer Company products which consumers choose to buy instead of competitive products, the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees; (xiv) concentration of manufacturing for many of the Company's products in the People's Republic of China and the associated impact to the Company of social, economic or public health conditions and other factors affecting China, the movement of products into and out of China, the cost of producing products in China and exporting them to other countries; (xv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xvi) the impact of other market conditions, third party actions or approvals and competition which could reduce demand for the Company's products or delay or increase the cost of implementation of the Company's programs or alter the Company's actions and reduce actual results; (xvii) the impact of litigation or arbitration decisions or settlement actions; and (xviii) other risks and uncertainties as may be detailed from time to time in the Company's public announcements and Securities and Exchange Commission ("SEC") filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.
This press release includes a non-GAAP financial measure as defined under SEC rules, specifically EBITDA.  EBITDA represents net earnings attributable to Hasbro, Inc. excluding net loss attributable to noncontrolling interests, interest expense, income taxes, depreciation and amortization. As required by SEC rules, we have provided reconciliation on the attached schedule of this measure to the most directly comparable GAAP measure. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions.
The press release also includes the Company's 2015 cost and expenses, operating profit, earnings before income taxes, net earnings and diluted earnings per share excluding the impact of the sale of the Company's manufacturing operations in East Longmeadow, MA and Waterford, Ireland as well as the Company's 2014 cost and expenses, operating profit, earnings before income taxes, net earnings and diluted earnings per share excluding the impact of the restructuring of the Company's investment in its joint television network in 2014.  Management believes that presenting this data excluding these impacts assists investors in understanding the performance of the Company's underlying business and the results of operations.  These measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

HAS-E

Investor Contact:  Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com

Press Contact: Julie Duffy | Hasbro, Inc. | (401) 727-5931 | julie.duffy@hasbro.com

# # #

(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands of Dollars)
	Sept. 27, 2015	Sept. 28, 2014
ASSETS
Cash and Cash Equivalents	$551,292	$452,184
Accounts Receivable, Net	1,390,274	1,314,022
Inventories	447,090	499,150
Other Current Assets	389,460	380,833
Total Current Assets	2,778,116	2,646,189
Property, Plant and Equipment, Net	219,656	228,019
Other Assets	1,582,474	1,634,594
Total Assets	$4,580,246	$4,508,802

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS
AND SHAREHOLDERS' EQUITY
Short-term Borrowings	$113,970	$78,023
Payables and Accrued Liabilities	936,526	936,005
Total Current Liabilities	1,050,496	1,014,028
Long-term Debt	1,559,895	1,559,895
Other Liabilities	385,845	392,366
Total Liabilities	2,996,236	2,966,289
Redeemable Noncontrolling Interests	41,173	43,949
Total Shareholders' Equity	1,542,837	1,498,564
Total Liabilities, Redeemable Noncontrolling Interests
and Shareholders' Equity	$4,580,246	$4,508,802

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Quarter Ended				Nine Months Ended

(Thousands of Dollars and Shares Except Per Share Data)	Sept. 27, 2015	% Net Revenues	Sept. 28, 2014	% Net Revenues	Sept. 27, 2015	% Net Revenues	Sept. 28, 2014	% Net Revenues
Net Revenues	$1,470,997	100.0%	$1,469,899	100.0%	$2,982,155	100.0%	$2,978,614	100.0%
Costs and Expenses:
Cost of Sales	579,149	39.4%	602,766	41.0%	1,122,283	37.6%	1,181,647	39.7%
Royalties	113,950	7.7%	94,352	6.4%	230,108	7.7%	214,466	7.2%
Product Development	64,793	4.4%	58,220	4.0%	174,299	5.8%	157,184	5.3%
Advertising	142,029	9.7%	147,492	10.0%	288,136	9.7%	296,444	10.0%
Amortization of Intangibles	9,031	0.6%	12,809	0.9%	35,330	1.2%	38,103	1.3%
Program Production Cost Amortization	11,496	0.8%	24,374	1.7%	29,812	1.0%	35,742	1.2%
Selling, Distribution and Administration	247,022	16.8%	244,072	16.6%	668,955	22.4%	643,202	21.6%
Operating Profit	303,527	20.6%	285,814	19.4%	433,232	14.5%	411,826	13.8%
Interest Expense	24,045	1.6%	24,710	1.7%	72,816	2.4%	69,940	2.3%
Other (Income) Expense, Net	(5,135)	-0.3%	17,050	1.2%	(12,162)	-0.4%	7,320	0.2%
Earnings before Income Taxes	284,617	19.3%	244,054	16.6%	372,578	12.5%	334,566	11.2%
Income Taxes	78,242	5.3%	63,899	4.3%	100,100	3.4%	90,077	3.0%
Net Earnings	206,375	14.0%	180,155	12.3%	272,478	9.1%	244,489	8.2%
Net Loss Attributable to Noncontrolling Interests	(1,224)	-0.1%	(302)	0.0%	(3,597)	-0.1%	(1,530)	-0.1%
Net Earnings Attributable to Hasbro, Inc.	$207,599	14.1%	$180,457	12.3%	$276,075	9.3%	$246,019	8.3%

Per Common Share
Net Earnings Attributable to Hasbro, Inc.
Basic	$1.66		$1.42		$2.21		$1.90
Diluted	$1.64		$1.40		$2.18		$1.88

Cash Dividends Declared	$0.46		$0.43		$1.38		$1.29

Weighted Average Number of Shares
Basic	125,100		127,293		125,016		129,302
Diluted	126,917		128,703		126,689		130,789

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Thousands of Dollars)

	Nine Months Ended
	Sept. 27, 2015	Sept. 28, 2014
Cash Flows from Operating Activities:
Net Earnings	$272,478	$244,489
Non-cash Adjustments	174,372	144,320
Changes in Operating Assets and Liabilities	(377,292)	(361,983)
Net Cash Provided by Operating Activities	69,558	26,826

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(97,873)	(78,255)
Investments and Dispositions	15,632	64,400
Other	23,447	4,009
Net Cash Utilized by Investing Activities	(58,794)	(9,846)

Cash Flows from Financing Activities:
Proceeds from Borrowings with Maturity Greater Than 3 Months	-	559,986
Repayments of Borrowings with Maturity Greater Than 3 Months	-	(425,000)
Net Proceeds from (Repayments of) Short-term Borrowings	(138,101)	71,172
Purchases of Common Stock	(74,110)	(338,184)
Stock-based Compensation Transactions	43,733	51,954
Dividends Paid	(168,393)	(162,789)
Other	928	-
Net Cash Utilized by Financing Activities	(335,943)	(242,861)

Effect of Exchange Rate Changes on Cash	(16,696)	(4,384)

Cash and Cash Equivalents at Beginning of Year	893,167	682,449

Cash and Cash Equivalents at End of Period	$551,292	$452,184

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
(Unaudited)
(Thousands of Dollars)	Quarter Ended			Nine Months Ended
	Sept. 27, 2015	Sept. 28, 2014	% Change	Sept. 27, 2015	Sept. 28, 2014	% Change
Major Segment Results
U.S. and Canada Segment:
External Net Revenues	$803,824	$764,268	5%	$1,534,697	$1,484,968	3%
Operating Profit	187,052	169,850	10%	275,622	252,541	9%
Operating Margin	23.3%	22.2%		18.0%	17.0%

International Segment:
External Net Revenues	612,645	649,284	-6%	1,281,118	1,351,608	-5%
Operating Profit	114,206	116,451	-2%	141,470	148,097	-4%
Operating Margin	18.6%	17.9%		11.0%	11.0%

Entertainment and Licensing Segment:
External Net Revenues	52,139	53,378	-2%	160,410	135,915	18%
Operating Profit	16,245	493	3,195%	40,090	21,120	90%
Operating Margin	31.2%	0.9%		25.0%	15.5%

International Segment Net Revenues by Major Geographic Region
Europe	$389,024	$403,602	-4%	$770,555	$827,412	-7%
Latin America	141,901	163,163	-13%	297,877	313,466	-5%
Asia Pacific	81,720	82,519	-1%	212,686	210,730	1%
Total	$612,645	$649,284		$1,281,118	$1,351,608

Net Revenues by Product Category
Boys	$593,094	$478,509	24%	$1,206,118	$1,062,082	14%
Games	363,470	395,221	-8%	810,748	841,449	-4%
Girls	294,785	407,718	-28%	539,401	710,235	-24%
Preschool	219,648	188,451	17%	425,888	364,848	17%
Total Net Revenues	$1,470,997	$1,469,899		$2,982,155	$2,978,614

Reconciliation of EBITDA
Net Earnings Attributable to Hasbro, Inc.	$207,599	$180,457		$276,075	$246,019
Net Loss Attributable to Noncontrolling Interests	(1,224)	(302)		(3,597)	(1,530)
Interest Expense	24,045	24,710		72,816	69,940
Income Taxes	78,242	63,899		100,100	90,077
Depreciation	35,644	32,458		86,393	82,536
Amortization of Intangibles	9,031	12,809		35,330	38,103
EBITDA	$353,337	$314,031		$567,117	$525,145

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
GAIN ON SALE OF MANUFACTURING OPERATIONS AND RESTRUCTURING OF EQUITY METHOD INVESTMENT
(Unaudited)
(Thousands of Dollars)
Operating Profit, Excluding Gain on Sale of Manufacturing Operations and Restructuring of Equity Method Investment
Quarter Ended Sept. 27, 2015	As Reported	Less Gain on Sale on Manufacturing Operations	Excluding Gain on Sale of Manufacturing Operations	% Net Revenues
Net Revenues	$1,470,997	$-	$1,470,997	100.0%
Costs and Expenses:
Cost of Sales	579,149	-	579,149	39.4%
Royalties	113,950	-	113,950	7.7%
Product Development	64,793	-	64,793	4.4%
Advertising	142,029	-	142,029	9.7%
Amortization of Intangibles	9,031	-	9,031	0.6%
Program Production Cost Amortization	11,496	-	11,496	0.8%
Selling, Distribution and Administration	247,022	3,061	250,083	17.0%
Operating Profit	303,527	(3,061)	300,466	20.4%
Interest Expense	24,045	-	24,045	1.6%
Other (Income) Expense, Net	(5,135)	6,832	1,697	0.1%
Earnings before Income Taxes	$284,617	$(9,893)	$274,724	18.7%

Nine Months Ended Sept. 27, 2015	As Reported	Less Gain on Sale on Manufacturing Operations	Excluding Gain on Sale of Manufacturing Operations	% Net Revenues
Net Revenues	$2,982,155	$-	$2,982,155	100.0%
Costs and Expenses:
Cost of Sales	1,122,283	-	1,122,283	37.6%
Royalties	230,108	-	230,108	7.7%
Product Development	174,299	-	174,299	5.8%
Advertising	288,136	-	288,136	9.7%
Amortization of Intangibles	35,330	-	35,330	1.2%
Program Production Cost Amortization	29,812	-	29,812	1.0%
Selling, Distribution and Administration	668,955	3,061	672,016	22.5%
Operating Profit	433,232	(3,061)	430,171	14.4%
Interest Expense	72,816	-	72,816	2.4%
Other (Income) Expense, Net	(12,162)	6,832	(5,330)	-0.2%
Earnings before Income Taxes	$372,578	$(9,893)	$362,685	12.2%

Quarter Ended Sept. 28, 2014	As Reported	Less Restructuring of Equity Method Investment	Excluding Restructuring of Equity Method Investment	% Net Revenues
Net Revenues	$1,469,899	$-	$1,469,899	100.0%
Costs and Expenses:
Cost of Sales	602,766	-	602,766	41.0%
Royalties	94,352	2,328	96,680	6.6%
Product Development	58,220	-	58,220	4.0%
Advertising	147,492	-	147,492	10.0%
Amortization of Intangibles	12,809	-	12,809	0.9%
Program Production Cost Amortization	24,374	-	24,374	1.7%
Selling, Distribution and Administration	244,072	(1,000)	243,072	16.5%
Operating Profit	285,814	(1,328)	284,486	19.4%
Interest Expense	24,710	-	24,710	1.7%
Other (Income) Expense, Net	17,050	(12,894)	4,156	0.3%
Earnings before Income Taxes	$244,054	$11,566	$255,620	17.4%

Nine Months Ended Sept. 28, 2014	As Reported	Less Restructuring of Equity Method Investment	Excluding Restructuring of Equity Method Investment	% Net Revenues
Net Revenues	$2,978,614	$-	$2,978,614	100.0%
Costs and Expenses:
Cost of Sales	1,181,647	-	1,181,647	39.7%
Royalties	214,466	2,328	216,794	7.3%
Product Development	157,184	-	157,184	5.3%
Advertising	296,444	-	296,444	10.0%
Amortization of Intangibles	38,103	-	38,103	1.3%
Program Production Cost Amortization	35,742	-	35,742	1.2%
Selling, Distribution and Administration	643,202	(1,000)	642,202	21.6%
Operating Profit	411,826	(1,328)	410,498	13.8%
Interest Expense	69,940	-	69,940	2.3%
Other (Income) Expense, Net	7,320	(12,894)	(5,574)	-0.2%
Earnings before Income Taxes	$334,566	$11,566	$346,132	11.6%

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
GAIN ON SALE OF MANUFACTURING OPERATIONS AND RESTRUCTURING OF EQUITY METHOD INVESTMENT
(Unaudited)
(Thousands of Dollars)
Net Earnings and Earnings per Share Excluding Gain on Sale of Manufacturing Operations and Restructuring of Equity Method Investment
	Quarter Ended
	Sept. 27, 2015	Diluted Per Share Amount	Sept. 28, 2014	Diluted Per Share Amount
Net Earnings Attributable to Hasbro, Inc., as Reported	$207,599	$1.64	$180,457	$1.40
Restructuring of Equity Method Investment, Net of Tax	-	-	7,379	0.06
Gain on Sale of Manufacturing Operations	(7,050)	(0.06)	-	-
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$200,549	$1.58	$187,836	$1.46

	Nine Months Ended
	Sept. 27, 2015	Diluted Per Share Amount	Sept. 28, 2014	Diluted Per Share Amount
Net Earnings Attributable to Hasbro, Inc., as Reported	$276,075	$2.18	$246,019	$1.88
Restructuring of Equity Method Investment, Net of Tax	-	-	7,379	0.06
Gain on Sale of Manufacturing Operations	(7,050)	(0.06)	-	-
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$269,025	$2.12	$253,398	$1.94